UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2019

KORTH DIRECT MORTGAGE INC.

(Exact name of registrant as specified in its charter)

Florida	000-1695962	27-0644172
(State or other Jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

2937 SW 27th Avenue, Suite 307, Miami, FL 33133
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (305) 668-8485

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Korth Direct Mortgage Inc. 2019 Stock Option Plan

On June 28, 2019, the Company’s Board of Directors adopted the Korth Direct Mortgage Inc. 2019 Stock Option Plan (the “Incentive Plan”). The Incentive Plan provides for the grant of both incentive and non-statutory stock options to key employees, directors or other persons having a service relationship with the Company for the purchase of up to an aggregate of 1,000,000 shares of the Company’s common stock, $.001 par value. The Plan will be administered by the Board of Directors or a committee appointed by the Board.

A copy of the Incentive Plan is attached as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Incentive Plan is not complete and is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

10.1	Korth Direct Mortgage Inc. 2019 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2019	KORTH DIRECT MORTGAGE INC.

	By:	/s/ James W. Korth
Chief Executive Officer and Manager